UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

September 29, 2016	0-7928
Date of Report (Date of earliest event reported)	Commission File Number

(Exact name of registrant as specified in its charter)

Delaware	11-2139466
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

68 South Service Road, Suite 230 Melville, New York 11747
(Address of Principal Executive Offices) (Zip Code)

(631) 962-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.
On September 29, 2016, Comtech Telecommunications Corp. (the “Company”) announced that Mr. Fred Kornberg, the Company’s Chairman of the Board of Directors, has resumed his former role as Chief Executive Officer of the Company, replacing Stanton D. Sloane, who has resigned as Chief Executive Officer, President and a member of the Company’s Board of Directors.
Under the terms of a Transition Agreement between Dr. Sloane and the Company, Dr. Sloane will be available to the Company to provide transition and consulting services for one year. The Transition Agreement also provides, in lieu of payments and benefits under his Employment Agreement with the Company, that Dr. Sloane is entitled to Accrued Benefits (as defined) through the Effective Date of the Transition Agreement, continued payment of his base salary for twelve months, a lump sum payment of $300,000 in respect of fiscal 2016 and fiscal 2017 non-equity incentive compensation, $1,200 per month for medical coverage, and accelerated vesting of equity awards granted by the Company to Dr. Sloane in his capacity as an employee and equity awards granted to him in his capacity as a member of the Board of Directors prior to his becoming an employee.
The Company also announced that Michael Galletti has become Chief Operating Officer of the Company, a newly created position. Under the terms of an offer letter extended by the Company to Mr. Galletti, the Executive Compensation Committee of the Company’s Board of Directors has established a fiscal 2017 total direct compensation target of $1,200,000, consisting of a base salary of $400,000, a non-equity incentive target of $350,000, $200,000 of restricted stock (which vests 20% per year ratably over the next 5 years) and $250,000 of performance-based restricted stock units covering the three annual fiscal years ending July 31, 2019. The amounts for fiscal 2017 will be pro-rated based on his start date and the equity awards were granted on September 28, 2016.

Item 9.01    Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit Number	Description

99.1
Press release dated September 29, 2016 announcing appointment of Fred Kornberg as Chief Executive Officer, the resignation of Stanton D. Sloane as Chief Executive Officer and Director, and the appointment of Michael Galletti as Chief Operating Officer.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, Comtech Telecommunications Corp. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
COMTECH TELECOMMUNICATIONS CORP.
Dated:    September 29, 2016

By:	/s/ Michael D. Porcelain Name: Michael D. Porcelain Title: Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1
Press release dated September 29, 2016 announcing appointment of Fred Kornberg as Chief Executive Officer, the resignation of Stanton D. Sloane as Chief Executive Officer and Director, and the appointment of Michael Galletti as Chief Operating Officer.